UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Definitive Proxy Statement.
☐ Definitive Additional Materials.
☐ Soliciting Material Pursuant to § 240.14a-12.
Apco Argentina Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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APCO ARGENTINA INC.
Care of Maples & Calder, Post Office Box 309 GT, Ugland House, South Church Street,
George Town, Grand Cayman, Cayman Islands
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held September 6, 2006
TO THE HOLDERS OF ORDINARY SHARES:
      NOTICE IS HEREBY GIVEN that the annual general meeting of shareholders of Apco Argentina Inc. (the “Company”) will be held on September 6, 2006, at 9:00 a.m. local time, in the 26th Floor Video Conference Room at One Williams Center, Tulsa, Oklahoma 74172, for the following purposes:

(1) To elect two directors to the board of directors of the Company;

(2) To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2006;

(3) To consider and if thought fit, approve a special resolution to amend the Company’s memorandum of association and articles of association, as attached to the proxy statement accompanying this notice, allowing the Company to repurchase its shares; and

(4) To consider and act upon such other matters as may properly come before the annual general meeting or any adjournment thereof.
      The board of directors has fixed the close of business on July 24, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the annual general meeting or any adjournment thereof.

By order of the board of directors

Brian K. Shore,
Secretary
August 8, 2006
IMPORTANT — YOUR PROXY IS ENCLOSED
Even if you intend to be present at the annual general meeting, please sign, date, and return the accompanying proxy promptly to the address indicated on such proxy so that your shares may be represented and voted at the meeting. A return envelope is enclosed for this purpose.
LEGAL NOTICE: each holder of ordinary shares is entitled to attend and vote at the annual general meeting hereby called and to appoint any proxies (that need not also be members) to attend and vote in their stead.

i

APCO ARGENTINA INC.
Care of Maples & Calder, Post Office Box 309 GT, Ugland House, South Church Street,
George Town, Grand Cayman, Cayman Islands
PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 6, 2006
       This proxy statement is furnished by Apco Argentina Inc. (the “Company”) in connection with the solicitation of proxies by the board of directors of the Company to be voted at the 2006 annual general meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual General Meeting of Shareholders and at any and all adjournments of said meeting. This Proxy Statement and accompanying proxy were first mailed to shareholders on or about August 8, 2006.
SOLICITATION AND REVOCATION OF PROXIES AND VOTING
      Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the annual general meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by proxy will be voted as recommended by the board of directors. Execution and return of the proxy will not in any way affect a shareholder’s right to attend the annual general meeting and to vote in person or to appoint any other person as his or its proxy. A shareholder submitting a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked prior to its exercise by delivering written notice of revocation to the secretary of the Company, by executing a later dated proxy, or by attending the meeting and voting in person.
      The expenses of this proxy solicitation, including the cost of preparing and mailing the proxy statement and proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company’s ordinary shares. The Company expects to solicit proxies primarily by mail, but directors, officers, employees, and agents of the Company may also solicit proxies in person or by telephone or by other electronic means. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for which the Company expects to pay an estimated $2,000 in fees, plus expenses and disbursements.
      The presence, in person or by proxy, of a majority of the outstanding ordinary shares entitled to vote at the annual general meeting shall constitute a quorum for the transaction of business. A quorum being present, all proposals to be voted on at the annual general meeting will be decided on a poll by a vote of the holders owning a majority of the ordinary shares unless the proposal relates to matters on which more than a majority vote is required under the Company’s memorandum of association, its articles of association, or the laws of the Cayman Islands, under whose laws the Company is incorporated. Approval by special resolution of the proposal to amend the Company’s memorandum of association and articles of association will require the affirmative vote by two-thirds of the ordinary shares present in person or by proxy and voting.
      A shareholder may, with respect to the election of directors: (1) vote for the election of the nominees named herein or (2) withhold authority to vote for such nominees. With respect to each other matter to be voted upon, a shareholder may: (a) vote for the matter, (b) vote against the matter, or (c) abstain from voting on the matter.
      A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in the broker’s name on certain matters in the absence of instructions from the beneficial owner of such stock. Such shares are considered present at the meeting when voted for other purposes and will count for purposes of determining the presence of a quorum. However, such nonvoted shares will not be included in the calculation of determining the outcome of any vote.
      As a matter of policy, proxies and voting tabulations that identify individual shareholders are kept confidential. Such documents are only made available to those who process the proxy cards, tabulate the vote, and serve as inspectors of election and certain representatives of the Company responsible for the annual general meeting. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.
      Only holders of the Company’s ordinary shares of record at the close of business on July 24, 2006, will be entitled to receive notice of and to vote at the annual general meeting. The Company had 7,360,311 ordinary shares outstanding on the record date and each share is entitled to one vote.
COPIES OF ANNUAL REPORTS ON FORM 10-K
      Upon the written request of a shareholder, the Company will provide without charge a copy of its annual report on Form 10-K. Such requests should be directed to the Corporate Secretary, Apco Argentina Inc., One Williams Center, Suite 4700, Tulsa, Oklahoma, 74172. A copy of the Company’s annual report, which includes a copy of our annual report on Form 10-K, accompanies this proxy statement. The annual report is not incorporated by reference into this proxy statement.
BOARD OF DIRECTORS
Meetings
      The board of directors held four meetings during 2005. No incumbent director attended fewer than 75 percent of the board and committee meetings held during a period of 2005 in which he was a director or committee member. Mr. John H. Williams presides over meetings at which only independent directors are present.
Director Attendance at Annual Meeting of Shareholders
      It is the policy of the Company that members of the board of directors are expected to attend the annual general meeting, regular meetings of the board of directors, and regular meetings of the committees on which a director serves, in person, or telephonically when they are unable to attend in person. All seven of the then-current board members attended the 2005 annual general meeting.
Compensation of Directors
      Directors who are employees of The Williams Companies, Inc. (“Williams”) receive no compensation for service on the board of directors. Each director who is not an employee of Williams (a “Non-Management Director”) receives an annual retainer of $14,000 and an additional fee for attending Board meetings of $1,000 per meeting. Additionally, each Non-Management Director who serves on the audit committee or nominating committee receives a fee for attending each meeting of those committees. The chairmen of the audit committee and the nominating committee receive a fee of $2,000 for attending committee meetings. Other members of those committees receive a fee of $1,000 for attending committee meetings. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or otherwise by reason of their being a director.

Board Committees
      The board of directors has established a standing audit committee and a standing nominating committee. The following indicates committee membership as of May 1, 2006.
Board Committee Membership

	Audit Committee	Nominating Committee

Robert J. LaFortune	•	✓
Piero Ruffinengo	✓	✓
John H. Williams	✓	•

•  = Chairperson
✓  = Committee Member
      The board of directors does not have a compensation committee or any other committees performing similar functions. The Company is a “controlled company” as defined by the rules of the Nasdaq Stock Market, Inc. because a subsidiary of Williams owns approximately 69 percent of the Company’s ordinary shares. Therefore, the Company is not subject to the requirements of the Nasdaq Stock Market, Inc. that would otherwise require the Company to have (1) a majority of independent directors on the board, (2) a compensation committee composed solely of independent directors, (3) a nominating committee composed solely of independent directors, (4) compensation of the company’s executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (5) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Notwithstanding the foregoing, the board of directors has established a nominating committee and determined that its current members are independent as defined by the rules of the Nasdaq Stock Market, Inc.
Information about Committees

Audit Committee
      The board of directors has determined that each member of the audit committee meets the independence and other qualification requirements of the rules of the Nasdaq Stock Market, Inc. and that Mr. LaFortune qualifies as an “audit committee financial expert” as defined by the rules of U.S. Securities and Exchange Commission. Mr. LaFortune’s biographical information is set forth below under the caption “Members of the Board of Directors Continuing in Office” in this proxy statement. The audit committee is governed by a written charter approved by the board of directors which is attached as Appendix A to this proxy statement. Information regarding the functions performed by the audit committee during the last fiscal year is set forth in the “Report of the Audit Committee” included in this proxy statement and its charter. The audit committee held five meetings in 2005.

Nominating Committee
      The nominating committee is governed by a written charter approved by the board of directors which is attached as Appendix B to this proxy statement. The nominating committee may identify candidates for director based on input from a number of sources, including members of the committee, other directors, shareholders, management, and third-party search firms. The qualifications of candidates for director are evaluated according to the criteria in the committee’s charter. While the nominating committee has the ability to consider candidates recommended by shareholders, it does not have a formal policy with respect to the submission or consideration of candidates recommended by such persons in light of the Company’s status as a controlled company under the rules of the Nasdaq Stock Market, Inc. The chairman of the board of directors and chief executive officer of the Company recommended that the nominating committee consider Mr. Rodney J. Sailor as a candidate for director. The nominating committee held one meeting in 2005.

Communications with Directors
      Shareholders wishing to communicate with the board of directors, individually or as a group, may do so by sending written communications addressed to them at Apco Argentina Inc., One Williams Center, Suite 4700, Tulsa, Oklahoma 74172, Attn: Corporate Secretary. The board of directors has instructed the secretary to collect and distribute such communications as appropriate. Communications relating to accounting, internal accounting controls, or auditing matters will be referred to the Company’s ethics and compliance officer and handled in accordance with the procedures for the receipt, retention, and treatment of such complaints or concerns established by the audit committee. Such complaints and concerns may also be submitted in writing to the Company’s ethics and compliance officer, Apco Argentina Inc., One Williams Center, MD 37-2, Tulsa, Oklahoma 74172 or by calling (918) 573-1616. The board of directors has directed that communications that relate to ordinary business matters that are not within the scope of the board’s duties are to be forwarded to the appropriate executive and that solicitations, junk mail, and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.
PROPOSAL 1
ELECTION OF DIRECTORS
      The Company’s articles of association provide for a board of directors of not less than three and not more than nine persons. The articles of association also provide that at each annual general meeting of shareholders one-third of the directors, or if their number is not three or a multiple of three, then the number nearest one-third, shall retire from office. The directors to retire in every year are those who have been longest in office since their last election and retiring directors are eligible to be re-elected as directors. Between persons who become directors on the same day those to retire are determined by lot unless they otherwise agree among themselves as to who will retire. Directors appointed by the board of directors to fill a vacancy or as an addition to the existing directors hold office until the next following annual meeting of shareholders and are not taken into account in determining the directors who are to retire by rotation as described above. Messrs. Guderian and Ruffinengo were last elected as directors of the Company at the annual general meeting of shareholders held in 2004. Messrs. Keith E. Bailey, Ralph A. Hill, and John H. Williams were last elected as directors at the annual general meeting of shareholders held in 2005. The number of directors constituting the total number of members is currently fixed at seven. The terms of Messrs. Randall L. Barnard and Robert J. LaFortune will expire at the 2006 annual general meeting of shareholders.
      Messrs. Robert J. LaFortune and Rodney J. Sailor have been nominated to be elected as directors at the annual general meeting. Messrs. Keith E. Bailey, Bryan K. Guderian, Ralph A. Hill, Piero Ruffinengo, and John H. Williams will continue to serve as directors in accordance with their prior election.
      The persons named as proxies in the accompanying proxy, who have been designated by the board of directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Robert J. LaFortune and Rodney J. Sailor. Should Messrs. LaFortune or Sailor become unable for any reason to stand for election as a director of the Company, the Company intends that the persons named in the proxy will vote for the election of such other person or persons as the board of directors may propose to replace such nominee. The Company knows of no reason why Messrs. LaFortune and Sailor will be unavailable or unable to serve.
      Directors of the Company will be elected by an affirmative vote of a majority of the votes cast by holders of outstanding ordinary shares present in person or represented by proxy at the annual general meeting.

Nominees for Election to the Board of Directors

Robert J. LaFortune, age 79
      Mr. LaFortune has served as a director of the Company since 1998. He is self-employed and manages, evaluates, and analyzes personal investments. Mr. LaFortune is also a director of the Bank of Oklahoma Financial Corporation and serves on the credit and community reinvestment act committees of that company’s board of directors and formerly served on the audit committee. He is the former Mayor of the City of Tulsa and also served as a director of Williams from 1978 to 1999, including six years as chairman of the audit committee.

Rodney J. Sailor, age 47
      Mr. Sailor has served as vice president and treasurer of Williams since July 2005. He served as assistant treasurer of Williams from 2001 to 2005 and was responsible for capital structuring and capital markets transactions, management of Williams’ liquidity position, and oversight of Williams’ balance sheet restructuring program. Mr. Sailor served as vice president of strategic international development and Latin America for the former telecommunications business unit of Williams from 1999 to 2001. Mr. Sailor held various positions at Williams involving international finance, corporate finance, strategic planning and development, and accounting from 1985 to 1999.
      THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.
Members of the Board of Directors Continuing in Office

Keith E. Bailey, age 63
      Mr. Bailey has served as a director of the Company since May 2002. He has served as a director of Mark West Energy Partners, L.P. since January 2005, as a director of People’s Energy since February 2005, and as a director of AEGIS Insurance Services Inc. since 2001. He served as chairman of the board of directors and chief executive officer of Williams from 1994 to 2002, as president from 1992 to 1994, and as executive vice president from 1986 to 1992. Mr. Bailey previously served as a director of the Company from 1987 to 1998 and as the Company’s chairman of the board from 1992 to 1996. He served as a director of Petrolera Entre Lomas S.A. from 1988 to 1999.

Bryan K. Guderian, age 46
      Mr. Guderian has served as a director of the Company since April 2002. He has also served as vice president of the exploration and production unit of Williams since 1998 and as a director of Petrolera Entre Lomas S.A. since 2003.

Ralph A. Hill, age 46
      Mr. Hill has served as a director of the Company, chairman of the board of directors, and chief executive officer since 2002 and as senior vice president and general manager of several subsidiaries in the petroleum services and exploration and production units of Williams since 1998. He has also held various management positions with the Williams Energy Services business unit of Williams since 1993. Mr. Hill has served as a director of Petrolera Entre Lomas S.A. since April 2003.

Piero Ruffinengo, age 61
      Mr. Ruffinengo has served as a director of the Company since April 2002. He has been engaged in the private practice of law in Salt Lake City, Utah since 1984. He served the Company as a consultant from 1984 through 1999. Mr. Ruffinengo has served as a director of Petrolera Entre Lomas S.A. since 2004 and previously served as a director of that company from April 2002 to April 2003 and from the early 1970’s through 1999.

John H. Williams, age 87
      Mr. Williams has served as a director of the Company since 1992. Mr. Williams is engaged in personal investments and has been for more than five years. He was chairman of the board and chief executive officer of Williams prior to retiring in 1978. Mr. Williams is a director of Unit Corporation and an honorary director of Willbros Group, Inc. and Williams. He formerly served as a director of Petrolera Entre Lomas S.A.
Identification and Business Experience of the Company’s Executive Officers
      Executive officers of the Company are elected by the board of directors and hold office until relieved of such office by action of the board. Information about Mr. Hill, the Company’s chairman of the board and chief executive officer, appears above. A description of the Company’s other executive officers is set forth below.

Thomas Bueno, age 54
      Mr. Bueno has served as president and chief operating officer of the Company since April 2002. He served as controller and chief accounting officer from 1991 to September 2005. He served as a director of the Company from 1998 to April 2002 and as general manager from 1999 to 2003. Mr. Bueno has been employed by Williams since 1984 and has held various positions with the Company since 1985. He has served as a director of Petrolera Entre Lomas S.A. since 1991.

Landy L. Fullmer, age 53
      Mr. Fullmer has served as the Company’s chief financial officer since 2003 and as chief accounting officer and controller of the Company since September 2005. Since 1996, he has served as the director of accounting and controller for the exploration and production unit of Williams.
PROPOSAL 2
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee has appointed, subject to shareholder approval, the firm of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for 2006. A representative of E&Y will be present at the annual general meeting and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.
Principal Accountant Fees and Services
      The following table presents fees for audit services rendered by E&Y, the Company’s independent registered public accounting firm, for the years ended December 31, 2004 and December 31, 2005 and fees billed by E&Y with respect to those periods for other services:

	2004	2005

Audit fees:(1)	$183,000	$172,259
Audit-related fees:(2)	5,000	2,900
Tax fees:(3)	3,000
All other fees:(4)	-0-	-0-
Total	$191,000	$175,159

(1)	Audit fees consisted of professional services for the audit of the Company’s financial statements, the audit of the Company’s assessment of internal controls over financial reporting, and review of financial statements included in quarterly reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees generally include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. More specifically, these services consisted principally of consultation concerning financial accounting and reporting standards.

(3)	Tax fees consisted principally of fees for tax compliance assistance.

(4)	There were no other fees for products or services, not included in classes discussed above.

      All services rendered by E&Y were approved by the audit committee of the Company’s board of directors. The Company did not rely on the de minimus exception provided for by the SEC’s rules for any fee approvals. On an ongoing basis, the Company’s management presents specific projects and categories of service to the audit committee for which advance approval is requested. The audit committee reviews those requests and advises management if the audit committee approves the engagement of E&Y. On a periodic basis, management reports to the audit committee regarding the actual spending for such projects and services compared to the approved amounts. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to any one of its committee members, provided that any such pre-approvals are reported on at a subsequent audit committee meeting. The audit committee’s pre-approval policies and procedures with respect to services rendered by the independent registered public accounting firm are attached as Appendix C to this proxy statement.
      THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL TO APPOINT ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY IN 2006.
PROPOSAL 3
APPROVE AMENDMENTS TO THE COMPANY’S MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION ALLOWING THE COMPANY TO REPURCHASE ITS SHARES.
      The following is a summary of the material terms of the proposed amendments to the Company’s memorandum of association and articles of association. This summary does not purport to describe all the terms of the proposed amendments and is qualified by the complete amendments which are attached as Appendix D to this proxy statement. Shareholders are urged to read the amendments carefully and in their entirety. For convenience, Appendix E is the paragraph of the Memorandum of Association proposed to be amended marked to reflect the proposed modifications.
Summary of Proposed Amendments
      The board of directors of the Company may wish to consider from time-to-time programs to repurchase shares from odd lot shareholders, tender offers to minority shareholders, or repurchases of shares for other corporate purposes. However, Cayman law does not permit the Company to repurchase its shares unless its memorandum of association and articles of association so provide. Accordingly, the board of directors of the Company unanimously adopted a resolution to submit to a vote of its shareholders a special resolution to amend its memorandum of association and articles of association to effect repurchases from time-to-time of shares of the Company from shareholders. A memorandum of association is similar to a certificate of incorporation of a corporation incorporated under state law in the United States. Articles of association are similar to the by-laws of a corporation organized under state law in the United States. The proposed amendments essentially grant broad flexibility to the board of directors to determine the timing and amount of any share repurchases and the consideration to be paid. If the amendments are adopted as proposed, it is possible that the board of directors will authorize an odd lot tender offer or other offers to purchase shares from minority shareholders from time to time.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE AND ADOPT THE PROPOSED AMENDMENTS TO THE MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
      The Company is dependent on Williams as relates to its executive officers and its executive officers are employees of Williams. Williams charges the Company, pursuant to an administrative services agreement, a fee for the services of the Company’s president, Mr. Bueno, and other persons who spend a substantial or consistent amount of time with respect to the affairs of the Company. The fee for those who spend a substantial time on the Company’s affairs is based on actual compensation and an estimated allocation of time dedicated to the affairs of the Company. In 2003, the Company incurred an allocated charge of $100,250 for Mr. Bueno’s salary and bonus and an allocated charge of $34,085 for his benefits. In 2004, the Company incurred an allocated a charge of $152,204 for Mr. Bueno’s salary and bonus and a charge of $50,426 for his benefits. In 2005, the Company incurred an allocated a charge of $156,400 for Mr. Bueno’s salary and bonus and a charge of $51,612 for his benefits. The Company also compensates Williams for the services of the Company’s chairman of the board of directors, chief executive officer, and chief financial officer based on an allocation of such persons’ time dedicated to the affairs of the Company. In each of 2003, 2004, and 2005 the Company paid an annual aggregate charge of $100,000 for the services of these persons.
Compensation of Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The Company’s directors, nominees for directors, and executive officers do not own, directly or beneficially, any of the Company’s ordinary shares, other than directors’ qualifying shares. The following table sets forth the number of ordinary shares of the Company and the percentage represented by such number of each person who is known to the Company to own beneficially five percent or more of the Company’s ordinary shares as of July 17, 2006. Certain information in the table was obtained from filings made with the SEC.

	Number of		Percent of
Name of Beneficial Owner	Ordinary Shares		Class

The Williams Companies, Inc.	5,075,398	(1)(2)	68.96%
Williams Global Energy (Cayman) Limited	5,075,398	(2)	68.96%
Lehman Brothers Holdings Inc.	706,205	(3)	9.29%

(1)	Includes 5,075,398 ordinary shares held of record by Williams Global Energy (Cayman) Limited (“Global Energy”).

(2)	Global Energy is an indirect wholly-owned subsidiary of Williams International Company, which is a direct wholly-owned subsidiary of Williams. As a result, Williams may be deemed to be the beneficial owner of the shares held by Global Energy under the rules and regulations of the SEC. The address of both of these companies is One Williams Center, Tulsa, Oklahoma 74172.

(3)	A filing with the SEC on February 14, 2006 indicates that Lehman Brothers Holdings Inc. (“Holdings”) and Lehman Brothers Inc. (“LBI”) beneficially hold these shares. The filing further indicates that LBI, a subsidiary of Holdings, is the owner of record of the shares and Holdings may be deemed to be the beneficial owner of the shares held by LBI under the rules and regulations of the SEC. The address of LBI and Holdings is 745 Seventh Avenue, New York, New York 10019.

      The following table sets forth, as of July 17, 2006, the number of shares of common stock of Williams beneficially owned by each of the Company’s directors, nominees for director (including Mr. Sailor), and executive officers serving at the end of the last fiscal year and by all such directors, nominees, and executive officers as a group.

	Shares of		Percent of
Name of Individual or Group	Common Stock		Class

Keith E. Bailey	411,351	(1)(2)	*
Randy L. Barnard	131,233	(2)	*
Thomas Bueno	47,892	(2)	*
Landy L. Fullmer	62,403	(2)	*
Bryan K. Guderian	97,719	(2)	*
Ralph A. Hill	391,269	(2)	*
Robert J. LaFortune	57,937	(1)	*
Piero Ruffinengo	-0-		*
Rodney J. Sailor	78,011		*
John H. Williams	965,312	(1)	*
All directors, nominees for director, and executive officers as a group (10 persons)	2,243,127	(1)(2)	*

*	Less than one percent.

(1)	Includes shares held in trust as follows: Mr. LaFortune, 55,346; and Mr. Williams, 965,312. Each individual respectively has voting and investment power over such shares.

(2)	Includes shares which represent stock options granted under Williams’ stock option plans and/or deferred compensation granted pursuant to the terms of Williams’ incentive and investment plans. These stock options and/or deferred compensation are exercisable or subject to the right of conversion within 60 days and deemed to be beneficially owned by the following individuals pursuant to the rules and regulations of the SEC: Mr. Bailey, 381,243; Mr. Barnard, 122,045; Mr. Bueno, 35,010; Mr. Fullmer, 43,868; Mr. Guderian, 97,719; Mr. Hill, 365,079; and Mr. Sailor, 68,089. The shares subject to option or conversion cannot be voted or invested.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION
      Set forth below is a line graph comparing the Company’s cumulative total shareholder return on its ordinary shares with the cumulative total return of the NASDAQ Stock Market (U.S. and foreign) and the NASDAQ Oil & Gas Extraction Index (SIC 1300-1399, U.S. and foreign companies) for a five-year period commencing December 29, 2000. The industry index was prepared by the Center for Research in Security Prices, Graduate School of Business, The University of Chicago. The Company will undertake to provide shareholders a list of the component companies included in the NASDAQ Oil and Gas Extraction Index upon request.
Comparison of Five — Year Cumulative Total Returns
Performance Graph for
Apco Argentina Inc.
Produced on 04/24/2006 including data to 12/30/2005

CRSP Total Returns Index for:	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005

Apaco Argentina Inc.	100.0	79.7	66.8	105.0	148.8	211.7

Nasdaq Stock Market (US & Foreign)	100.0	78.9	54.3	81.8	89.1	91.1

NASDAQ Stocks (SIC 1300-1399 US + Foreign) Oil and Gas Extraction	100.0	78.8	81.3	119.3	167.5	256.9

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year — end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/29/2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The Company incurred charges of $597,000, $843,000, and $507,000 in 2005, 2004, and 2003, respectively, from Williams and affiliates for management services, overhead allocation, general and administrative expenses, and purchases of materials and supplies. These charges were incurred by the Company pursuant to an administrative services agreement between the Company and Williams. Accounts payable to Williams and affiliates outstanding at December 31, 2005 and December 31, 2004, were approximately $817,000 and $446,000 respectively. The Company is dependent on Williams as it relates to certain employees performing services for the Company, and certain other costs such as rent, reproduction, office supplies, computer support, etc. Williams directly charges the Company monthly for the time associated costs of employees based on an allocation of time dedicated to the affairs of the Company. The Company also incurs an executive support charge primarily for the time spent by certain employees of Williams that serve as executive officers or directors of the Company. See also the information above under the caption “Executive Compensation and Other Information.”
      New regulations issued by the government of Argentina governing shareholder composition of Argentina corporations doing business in the country require such corporations to have a second shareholder of substance. In order to conform to this new requirement, on October 17, 2005, five percent of the shares of Apco Argentina S.A., an Argentine subsidiary of the Company, were sold to Williams International Company (“WIC”), a wholly owned subsidiary of Williams, for $407,000. As a result of this sale, the Company’s indirect interest in the Entre Lomas hydrocarbon concession located in the provinces of Rio Negro and Neuquén in southwest Argentina was reduced from 29.85 percent to 29.79 percent and its interest in concessions on the island of Tierra del Fuego, located at the southernmost tip of Argentina, was reduced from 25.78 percent to 25.72 percent.
      For convenience, the Company paid $375,000 on behalf of Northwest Argentina Corporation (“NWA”) in July 2006 for NWA’s share of the settlement of a lawsuit related to the Acambuco oil and gas concession located in Argentina, in which NWA and the Company each own a 1.5 percent interest. NWA is a wholly owned subsidiary of Williams. The Company expects Williams to promptly reimburse the Company for the amount advanced.
REPORT OF THE AUDIT COMMITTEE
      The audit committee oversees the Company’s financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee operates under a written charter approved by the board, a copy of which is attached to this proxy statement as Appendix A. The charter, among other things, provides that the audit committee has full authority to engage the independent auditor, independent advisors, and consultants. In fulfilling its oversight responsibilities, the audit committee:

•	reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with Ernst & Young LLP, the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

•	received the written disclosures and the letter required by standard No. 1 of the independence standards board (independence discussions with audit committees) provided to the audit committee by Ernst & Young LLP;

•	discussed with Ernst & Young LLP its independence from management and the Company and considered the compatibility of the provision of nonaudit services by the independent auditors with the auditors’ independence;

•	discussed with Ernst & Young LLP the matters required to be discussed by statement on auditing standards No. 61 (communications with audit committees);

•	discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•	based on the foregoing reviews and discussions, recommended to the board of directors (and the board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2005, for filing with the SEC; and

•	recommended, subject to shareholder approval, the selection of Ernst & Young LLP to serve as the Company’s independent auditors.
      This report has been furnished by the members of the audit committee of the board of directors:

•	Robert J. LaFortune, chairman

•	John H. Williams

•	Piero Ruffinengo
May 5, 2006
      The audit committee report in this proxy statement shall not be deemed incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the Nasdaq Stock Market, Inc. reports of ownership of Company securities and changes in reported ownership. Officers, directors, and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2005 the Company’s officers, directors, and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).
SHAREHOLDER PROPOSALS FOR 2007
      Shareholder proposals intended for inclusion in the Company’s proxy statement for its 2007 annual general meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be directed to the Corporate Secretary, Apco Argentina Inc., One Williams Center, Suite 4700, Tulsa, Oklahoma, 74172 and must have been received by April 10, 2007. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, such proposals must be received by the Corporate Secretary at the above address by June 24, 2007.

OTHER MATTERS
      The board of directors is not aware of any other matter that may come before the annual general meeting. Should any such matters arise, however, the persons named in the accompanying proxy intend to vote said proxy in accordance with their judgment on such matters in what they consider the best interests of the Company. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.
      It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you plan to attend, please sign, date, and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

By Order of the Board of Directors

Brian K. Shore
Secretary
August 8, 2006

APPENDIX A
Apco Argentina Inc.
Audit Committee Charter
(as adopted on June 30, 2004)
      1. Purpose. The purpose of the Audit Committee (the “Audit Committee”) is to represent and provide assistance to the Board of Directors (the “Board”) of Apco Argentina Inc. (the “Company”) in its oversight of the Company’s accounting and financial reporting processes and audits of the financial statements. In addition, the Committee’s purpose includes (a) preparing the report of the Committee to be included in the Company’s annual proxy statement as required by the rules of the U.S. Securities and Exchange Commission (the “SEC”); and (b) appointing and retaining the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries.
      2. Membership. The Committee shall be comprised of three or more directors as determined by the Board. Audit Committee members, including the Chairman of the Committee, shall be appointed by the Board on an annual basis and may be removed by the Board. Each member of the Committee shall meet the independence, financial literacy, and other qualification requirements of The Nasdaq Stock Market, Inc. (“NASDAQ”). In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.
      3. Meetings. The Committee shall meet at least four times per year at such times and places and by such means as the Chairman shall determine. The Committee shall periodically meet separately with management and the independent auditors. The Committee shall report regularly about its activities to the Board. A majority of the members of the Committee shall constitute a quorum.
      4. Duties and Responsibilities. Among its duties and responsibilities, the Committee shall:

a. Directly appoint and retain, subject to shareholder ratification, oversee the work of, and terminate when appropriate, the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries for each fiscal year and have sole authority to approve all audit fees and terms in connection with the engagement of the independent public auditors, which shall report directly to the Committee.

b. Approve in advance all audit and legally permitted non-audit services, with exceptions provided for de minimis amounts under certain circumstances as described by law, to be provided by the independent auditors and establish policies and procedures for the engagement of the independent auditors to provide audit and legally permitted non-audit services.

c. Review and discuss the written statement from the independent auditors concerning any relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditors, and, based on such review, assess the independence of the auditors.

d. At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues.

e. Review with the independent auditors the scope of the audit and the results of the annual audit examination by the auditors, including any audit problems or difficulties and management’s response.

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f. Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

g. Review and approve, if necessary, service level agreements for internal audit services and any changes thereto.

h. Review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with the Company’s independent auditors, internal auditors, and management of the Company and review the adequacy and effectiveness of the Company’s disclosure controls.

i. Establish procedures for (i) the receipt, retention, treatment, processing, and resolution of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

j. Meet annually with legal counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company.

k. Direct preparation of and approve the Audit Committee Report required by the rules of the SEC to be included in the Company’s annual proxy statement.

l. Annually review and assess the adequacy of the Committee’s charter.

m. Review and have prior-approval authority for related-party transactions (as defined in the relevant NASDAQ requirements).
      5. Outside Advisors. The Committee shall have the authority to engage independent counsel and other advisors, as the Committee determines necessary to carry out its duties and shall receive appropriate funding, as determined by the Committee, from the Company for payment of any compensation to any such advisors.

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APPENDIX B
Apco Argentina Inc.
Nominating Committee Charter
(as adopted on June 30, 2004)
      I. Purpose. The purpose of the Nominating Committee (“Committee”) is to assist the Board of Directors (“Board”) of Apco Argentina Inc (“Company”) Board with the identification of individuals qualified to become members of the Board and recommend to the Board director candidates for election at the annual general meeting of shareholders.
      II. Composition. The Committee shall be comprised of three or more directors as determined by the Board. Committee members, including the chairman of the Committee, shall be appointed by the Board on an annual basis and may be removed by the Board.
      III. Meetings. The Committee shall meet as often as may be deemed necessary or appropriate by the Chairman and at such times and places and by such means as the Chairman shall determine and shall report regularly to the Board with respect to its activities. A majority of the members of the Committee shall constitute a quorum.
      IV. Duties and Responsibilities. Among its duties and responsibilities the Committee shall assist the Board with the identification of, and recommend to the Board, nominees to be submitted to the Company’s shareholders for election as directors at each annual general meeting of the shareholders and recommend to the Board the election of individuals to fill any vacancies occurring on the Board from time to time. Qualifications considered by the Committee in assessing director candidates include the following:

A. An understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government, and should be willing to maintain a committed relationship with the Company as a director;

B. A genuine interest in representing the shareholders and the interest of the Company overall;

C. A willingness and ability to spend the necessary time required to function effectively as a director;

D. An open-minded approach to matters and the resolve to independently analyze matters presented for consideration;

E. A reputation for honesty and integrity beyond question; and

F. Any other qualifications the Board or Committee deem relevant, including, but not limited to, requirements under law, regulation, or the Company’s Memorandum of Association and Articles of Association.

In addition, the Committee shall consider candidates in the context of the needs of the Board at the time and the Company’s status as a “controlled company” pursuant to the rules of the Nasdaq Stock Market, Inc.

The Committee shall also annually recommend to the Board persons to serve on committees of the Board.
      V. Outside Advisors. The Committee shall have the authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors.

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APPENDIX C
APCO Annual and Specific Pre-approval to Engage Independent Accountant
      SEC Requirements:
      Approvals must be (1) supported by details of the particular services provided, (2) the Audit Committee must be informed about each service and (3) the Audit Committee may not delegate it’s authority to management. Monetary limits cannot be the only basis for approval as they do not meet criteria (1) and (2) above. Details referenced in (1) above must provide sufficient information to enable the Audit Committee to make a well-reasoned assessment of the impact of the service on the auditor’s independence.
      Effective Date:
      The Audit Committee pre-approval rules apply to all services the contracts for which are entered into after May 6, 2003 (contracts for non-audit services that were entered into prior to May 6, 2003 must be completed by May 6, 2004).
      Approval Term and Amount:
      The term of approvals is 12 months from the date of approval, unless the Audit Committee specifies a different period. Any proposed services, and previously approved services that exceed established amounts by the lesser of 25% or $10,000, require specific approval by the Audit Committee.
      Delegation:
      The Audit Committee hereby delegates pre-approval authority to any one of its members. Members who exercise this authority shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. However, where the service proposed by the independent auditor relates to the Company’s internal control over financial reporting, the full Audit Committee must specifically consider, in advance each proposed service and evaluate whether that provision of that service would impair the auditor’s independence. Moreover, the full Audit Committee must specifically approve, in advance, any proposed change in nature, scope or extent of the internal control-related service. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
      Supporting Documentation:
      With respect to each proposed service, back-up documentation (see Template) will be provided to the Audit Committee regarding the specific services to be approved.
      Requests for Approval:
      Requests for services that require separate approval by the Audit Committee will be submitted to the General Auditor for consideration by the Audit Committee.
May 6, 2005

C-1

Engagement of Independent Accountant
Specific Pre-approval Form

Date of Request
Requestor
Type of request:	New engagement
Increase in scope
Increase in fee
Business/functional Unit
Service to be performed	Choose one:
Audit
Audit-related
Tax services
Other
Term
Estimated cost
Describe engagement

Is this a prohibited service? (see below)	Yes No
Does this engagement impair the independence of the IA?	Yes No
Decision	Approved
Denied
Decision-makers (requires 2)	1.
2.
Decision relayed to BU/ Function	On By
      Prohibited Services:

•	Bookkeeping or other services related to the accounting records or financial statements subject to audit

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing

•	Management function

•	Human resources

•	Broker-dealer, investment advisor or investment banking services

•	Legal services

•	Expert services unrelated to the audit
Date: May 6, 2005

C-2

APPENDIX D
AMENDMENT TO THE MEMORANDUM OF ASSOCIATION OF
APCO ARGENTINA INC.
      1. Paragraph 7 of the Memorandum of Association of the Company is hereby amended by special resolution by:

(a) the addition after the word ‘redeem’ (in line 4) of ‘and/or purchase’; and

(b) the addition after the word ‘redeemed’ (in line 7) of, ‘purchased’.
AMENDMENT TO THE ARTICLES OF ASSOCIATION OF APCO ARGENTINA INC.
      1. The Articles of Association of the Company are hereby amended by special resolution to insert new Article 10A as follows:
Repurchase of Shares
      “10A.1 Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) provided that the manner of repurchase is in accordance with the provisions below or the Members shall have otherwise approved the manner of purchase by Ordinary Resolution. The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.
      A.2 The Company is hereby authorized to purchase Shares from Members from time to time in any manner and for such consideration (including, without limitation, partly or wholly for cash, notes, securities of the Company or property) as the Board of Directors of the Company may approve from time to time (without any further approval of the Members).
      A.3 Without limiting the generality of the foregoing, the Company is hereby authorized to purchase Shares from Members from time to time in the following manner: the purchase shall be in cash and executed pursuant to transactions negotiated between the Board of Directors, or such other agent(s) of the Company from time to time appointed for such purpose, and the relevant Member(s) at prices to be agreed between the Company and the Member(s) holding the Shares to be purchased. The Company may make payment in respect of the Shares purchased by check drawn against a bank account in the United States of America and mailed to the Member entitled thereto at the address thereof in the Register of Members of the Company (or, in the case of joint holders, to the first named Member), or by such other method of payment of the agreed consideration as the Company and such Member may agree. An agreement for the purchase of Shares concluded with any of the joint holders of any Share shall be binding on all holders of such Share.”

D-1

APPENDIX E
      Paragraph 7 of the Memorandum of Association of Apco Argentina Inc. Marked to Show Proposed Amendments
      7. The share capital of the Company is US$150,000.00 divided into 15,000,000 shares of a nominal or par value of US$0.01 cent each with power for the Company insofar as is permitted by law, to redeem and/or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (Cap.22) and the Articles of Association and to issue any part of its capital, whether original, redeemed, purchased or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

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☐	▼ DETACH PROXY CARD HERE ▼

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒
Votes must be indicated
(x) in Black or Blue ink.
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
    1. Election of Directors

FOR all nominees	☐	WITHHOLD AUTHORITYto vote	☐	*EXCEPTIONS	☐
listed below		for all nominees listed below
Nominees: Robert J. LaFortune and Rodney J. Sailor
(INSTRUCTIONS: To withhold authority to vote for the nominees, mark the   “Exceptions” box and write the nominee’s name in the space provided below.)

*Exceptions

THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR PROPOSAL 2.

		FOR	AGAINST	ABSTAIN

2.	Ratify the selection of Ernst & Young LLP as independent registered public accounting firm for 2006.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

		FOR	AGAINST	ABSTAIN

3.	Approve and adopt amendments to Apco Argentina Inc.’s memorandum of association and articles of association to effect repurchases from time to time of shares of Apco Argentina Inc. from shareholders.	☐	☐	☐

4.	In the discretion of one or more of said proxies upon any other business as may properly come before the meeting and at any adjournment thereof.
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

To change your address, please mark this box.	☐

SCAN LINE

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date Share Owner sign here	Co-Owner sign here

APCO ARGENTINA INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS – SEPTEMBER 6, 2006
     The undersigned shareholder of Apco Argentina Inc. hereby appoints THOMAS BUENO, RALPH A. HILL, and WILLIAM H. GAULT jointly and severally with full power of substitution, as proxies to represent and vote all of the ordinary shares the undersigned is entitled to vote at the annual general meeting of shareholders of Apco Argentina Inc. to be held on September 6, 2006, and at any and all adjournments thereof, on all matters coming before said meeting.

(Change of Address)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
     You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors’ and audit committee’s recommendations. The proxy cannot be voted unless you sign, date, and return this card.
     THIS PROXY,WHEN PROPERLY EXECUTED,WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.
APCO ARGENTINA INC.
P.O. BOX 11273
NEW YORK, N.Y. 10203-0273
To include any comments, please mark this box.     ☐
(Continued and to be dated on reverse side)